Exhibit 99.3

Preliminary Information This presentation, and the oral statements made in connection with it, contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements express and imply numerous risks and uncertainties. See our filings with the Securities and Exchange Commission and our Confidential Information Memorandum dated August 20, 2007 for a discussion of these risks and related matters. This presentation does not constitute an offer of securities, or the solicitation of an offer to buy securities. Such an offer will be made only pursuant to an exemption from the registration requirements of the Securities Act of 1933. See our Confidential Information Memorandum. 1

Nova Biosource Fuels, Inc. Technology developed in 2000, listed on the AMEX in May 2007 (NBF) Over $300 million market cap Strategy: develop and own biodiesel facilities that utilize a unique multi-feedstock biodiesel process Low cost, high free fatty acid (FFA) feedstock High quality biodiesel and glycerin Two patents filed with several others in process Recently announced acquisition of Clinton County plant (10 MGY) Commercialization well underway, plant progress: 10 MGY substantially complete (soybean-based) – under contract for purchase by Nova 20 MGY commissioning – owned by third party 20 MGY commissioning in September 2007 60 MGY under construction for own account Clinton County Facility Plant Build-Out Schedule (1) 10 110 230 The sizes of Muskogee and the TBD site have not been finalized. Figures indicate capacity commissioned. 2 Capacity (MGY) 250 200 150 100 50 0 Clinton County Sanimax Scott Petroleum Seneca Muskogee+ TBD Site

Investment Highlights Attractive biodiesel market fundamentals Significant supply / demand imbalance Proprietary process with significant competitive advantages High quality biodiesel and glycerin Low cost provider First mover advantage in securing low cost feedstock Current execution on business plan to complete construction contracts for third parties 30 MGY commissioning or operational Strategic relationships with high quality partners Substantial growth opportunities both domestically and globally Experienced management team 3

Board of Directors and Management

Management

Name / Title	Background
Kenneth Hern *Chairman and CEO*	■ Former President, Texaco Saudi 1981-1984 ■ Former Vice Chairman and Managing Director, Texaco Nigeria 1984-1989 ■ Former President, Texaco Brazil 1989-1994
Jody Powers *COO*	■ Former President Halliburton Energy Services, 2000 -2002 ■ Various positions at Halliburton for 35 years
JD McGraw *President*	■ Held President / CEO positions at several companies ■ Financial Advisor – advised over 150 transactions from 1985 - 1990
David Gullickson VP and *CFO*	■ Former CFO, Vanco Energy Company and Precision Tube Holding Corp. ■ Career as CPA started with Ernst & Young LLP
Rusty Sammons	■ Vice President – Refinery Operations

Independent Directors

Name / Title	Background
Charles Vignieri *Honorary Chairman*	■ Founder, Kenosha Beef International (KBI) ■ Over 55 years experience in meat packing industry
James L. Rainey	■ Former President and CEO, Farmland Industries 1986-1991 ■ Former President and CEO, Kerr-McGee Chemical Corp 1975-1986
Robert White	■ Last President of Mobil E&P US ■ Former Chairman & President Mobil Producing, Netherlands, Nigeria, Mobile N. Sea
Robert Black	■ Former Senior Vice President, Texaco
Fred Zeidman	■ Former Chairman, Seitel, Inc., a leading provider of geophysical expertise to the petroleum industry
John Reiland	■ Interim CEO and Chief Restructuring Officer, Ronco Corporation

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Company History Commercial Operation Developed technology Pilot plant built New ownership Public listing Over $70 million equity raised Clinton County commissioned (finished in 2007) 10 MGY 4 MG produced Listed on AMEX Sanimax commissioned 20 MGY 2 MG produced Scott commissions 20 MGY Seneca begins commissioning 60 MGY Owned production (200+ MGY) Illinois Oklahoma Iowa Mississippi (1) TBA Additional plants U.S. International 2006 2007 2008+ Before 2006 Growth Development Development Stages Construction to mechanically complete Start-up/commissioning Substantial completion Nova has no equity stake in the facility, but has agreement to receive 50% of the 20MGY production from Scott facility at approximately the production cost. Nova has a first right of refusal to purchase the facility. 5

Global Biodiesel Market World diesel market is 345 BGY Biodiesel is a direct replacement for diesel Easily blended in diesel Most common blends: B2, B5, B20 Potential for 100% replacement Utilizes existing infrastructure No engine modifications required Compatible with existing diesel storage infrastructure Pipeline compatible Significantly lower COx & SOx emissions Several countries have incentives and mandates for biodiesel use Priced off ultra low sulfur diesel (ULSD) EIA World Energy Consumption – 2004 distillate fuel. World Diesel Market(1) 345 BGY 62 BGY 6 Other 17.9% Asia & Oceania 29.1% Europe 27.7% South America 7.3% US 18.0%

Diesel consumed largely by mass transit, trucking and regulated fleets Federal Mandates and Incentives: EPACT 1992 goal for govt. fleets USDA Commodity Credit EPACT 2005 Excise Tax Credit extended Biodiesel in RFS State Mandates and Incentives: 31 states provide mandates and incentives for the use of biodiesel Oklahoma – $0.20 per gallon producer credit Over 200 MGY produced in 2006, potential demand of approximately 1 BGY based on B2 blend of 2007 U.S. diesel demand. Source: National Biodiesel Board. (2) Source: EIA. Biodiesel estimates based on blend percentages of transportation distillate fuel. Potential U.S. Biodiesel Demand(2) B20 B5 B2 US Market Overview 2006 U.S. Biodiesel Production 7 0 50 100 150 200 250 300 2001 2002 2003 2004 2005 2006 Million Gallons

Glycerin Biodiesel Vegetable Oil Catalyst Batch Production – Traditional Batch Model (1) : 40 Hr cycle (Most Biodiesel Produced This Way) Alcohol Recovery Neutralization Distillation Settler Evaporation Alcohol Water Wash Reactor Purification Evaporation Settler Mineral acid Fatty Acids In the US, soybean oil (approximately 0.1% FFA) is typical feedstock Batch trans-esterification may handle max 0.5% FFA without acid esterification pretreatment Conventional processes may handle max 8% FFA with acid esterification pretreatment Issues with conventional processes Yield loss Waste water: high volumes to clean, treat and dispose Biodiesel quality inconsistent Glycerin quality poor National Biodiesel Board. Conventional Biodiesel Process 8

Advantages of Nova’s Refineries Patented and proprietary refining process Continuous process yields consistent quality Nova process 10 hours vs. conventional process of 40 hours Does not use water wash process History of production that exceeds ASTM 6751 Clinton: 10 MGY commercial scale facility in production since October 2006 Sanimax: 20 MGY commercial scale facility in commissioning; successfully tested to run up to 7% FFA feedstock on average High quality output Very low unconverted glycerides No sulfur – better than ULSD Lower carbon mass – reduces particulate emissions Lower phosphorous, metals and sediment concentrations 95% tech-grade glycerin (clear as water) Output Process 9

Nova is a Low Cost Provider Profitable without subsidies Utilizes low cost feedstock, including high FFA animal fat: $0.15-$0.25 vs. $0.35-$0.39 per lb for soybean oil Process is insensitive to FFA levels Accepts off spec palm and soybean oil Accepts over 25 different types of feedstock High yield Indifferent to feedstock type, driven by pricing Source: Jacobsen Commentary and Market News Bulletin August. 14, 2007. Converted at an average of 8 lbs of feedstock / gallon of biodiesel. Bloomberg – US weekly average rack ultra low sulfur diesel prices excluding taxes. Historical Input Prices(1) Cents per Pound Cost / Gallon of Biodiesel(1) Animal Fats and Off Spec Product LTM High – $2.62 LTM Avg. – $2.10 Avg. Since 2000 – $1.29 Rack ULSD Price(2) 10 0 5 10 15 20 25 30 35 40 45 Jul-03 Jan-04 Jul-04 Jan-05 Jul-05 Jan-06 Jul-06 Jan-07 Jul-07 BF Tallow Soybean Oil RBD Yellow Grease Palm Oil RBD

Production Economics Market Prices Implied crude oil price per barrel (based on 3.5% factor) $65.00 / $67.00 Diesel Rack prices per gallon: #2(1) / ULSD(2) $2.28 / $2.36 Biodiesel wholesale price per gallon(1) (with tax incentives) $3.53 Operating Costs Feedstock costs per pound(3) $0.35 – $0.39 $0.15 – $0.25 Feedstock costs per gallon(3) $2.80 – $3.12 $1.20 – $2.00 Other costs per gallon $0.42 – $0.53 (4) $0.42 – $0.53 Total costs per gallon $3.22 – $3.65 $1.62 – $2.53 Tax Credits Federal excise tax credit: per gallon (Virgin) $1.00 per gallon (Non-Virgin) $0.50 Alternative fuel mixture credit per gallon burned $0.50 Capital Costs Approximate facility cost per gallon of capacity $1.00 – $1.50(5) $1.00 – $1.20 Approximate construction time 1 – 2 years(5) 12 – 15 months Alternate Fuels Index: August 17, 2007, US Average. Bloomberg: August 17, 2007. Jacobsen Index. Converted at an average of 8 lbs of feedstock / gallon of biodiesel. Biodiesel Bulletin. Based on industry averages, could vary. Typical Vegetable Oil Based Producer Nova 11

Visibility Towards Capacity Expansion

	Operational / Commissioning			Under Construction or Planning		
	Clinton	Sanimax	Scott Petroleum	Illinois	Oklahoma	TBA
Location	Clinton County, IA	DeForest, WI	Greenville, MS	Seneca, IL	Muskogee, OK	TBA
Capacity (mil gal/yr)	10	20	20	60	20-60	60-100+
Status(1)	Completed	Commissioning Q3 07	Commissioning Sept 07	Commissioning Dec 07	Commissioning Q4 08	TBA
Feedstock (Partner)	Soybean & Animal Fat	Animal Fat	Animal Fat & Fish Oil (ConAgra/Scott)	Animal Fat (Kaluzny)	Animal Fat (ConAgra)	TBA
Off-take Agreements			ConAgra	ConAgra	ConAgra	TBA
Nova Ownership	100%(2)	0%	50%(3)	100%	100%	100%

No Nova Interest

Nova Facilities

(as of August 20, 2007)

▲ Operational

◆ Start-up/Commissioning Phase

● Under Construction

■ Pre-Construction



Sanimax
Seneca
Clinton County
Muskogee
Scott Petroleum
Corporate Office

(1) Calendar year.
(2) Nova has entered into a purchase agreement to acquire the facility.
(3) Nova has no equity stake in the facility, but has agreement to receive 50% of the production from Scott facility at approximately the production cost. Nova has a first right of refusal to purchase the facility.

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World Class Strategic Partners Off-take Logistics Equipment Fabricators and Construction Management Feedstock Nova Leases Rail Cars ConAgra Handles Logistics Kaluzny Bros. Incorporated 13

Clinton County, IA 10 MGY refinery Currently producing Low FFA feedstock accepted (including some animal fats) Over 4 million gallons of high quality biodiesel produced since operations commenced Acquisition Overview Entered into an asset purchase agreement August 15, 2007 Purchase price of $8.2 million plus assumption of $3.6 million of debt Currently uses soybean oil – will modify to accept high FFA, lower cost input Potential for capacity expansion Current employees to join as Nova employees 14

Sanimax – Deforest, WI 20 MGY refinery Start-up operations in progress Successfully tested to run up to 7% FFA capacity Over 2 million gallons of biodiesel produced 15

Scott Petroleum – Greenville, MS 20 MGY refinery Start-up and commissioning September 2007 Scott Petroleum distributes 30 MGY diesel Will use high FFA feedstock Nova to receive 50% of production at approximately production cost 16

Seneca – Seneca, IL 60 MGY refinery Start-up and commissioning December 2007 Will use high FFA feedstock Nova will own 100% of production 17

Growth Strategy US Strategy Complete owned facilities on schedule for additional 180 – 220 MGY capacity Seneca, IL: target commissioning – December 07 Muskogee, OK: target commissioning – Q4 08 Third plant: target commissioning – TBD Additional plans underway Actively pursuing acquisitions In discussions with additional feedstock providers International Strategy UK and Europe Latin America Southeast Asia Currently endeavoring to raise project-based debt/mezzanine financing for wholly owned refineries $200 million universal shelf gives additional financial flexibility Consider JV structures Feedstock providers Fuel distributors Operational Expansion Financing Strategy 18

Investment Highlights Attractive biodiesel market fundamentals Significant supply / demand imbalance Proprietary process with significant competitive advantages High quality biodiesel and glycerin Low cost provider First mover advantage in securing low cost feedstock Current execution on business plan to complete construction contracts for third parties 30 MGY commissioning or operational Strategic relationships with high quality partners Substantial growth opportunities both domestically and globally Experienced management team 19